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                                                                     EXHIBIT 4.9

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                          SECOND SUPPLEMENTAL INDENTURE

                                      AMONG

                         WEATHERFORD INTERNATIONAL, INC.

                         WEATHERFORD INTERNATIONAL LTD.

                                       AND

                               JPMORGAN CHASE BANK

                                   AS TRUSTEE

                                   ----------

                                   DATED AS OF

                                  JUNE 26, 2002

                    TO INDENTURE DATED AS OF OCTOBER 15, 1997

                                   ----------


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                                TABLE OF CONTENTS

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
ARTICLE ONE CONVERSION RIGHTS.....................................................................................2

   SECTION 101 Conversion Rights..................................................................................2

ARTICLE TWO ADDITIONAL EVENTS OF DEFAULT..........................................................................3

   SECTION 201 Additional Events of Default.......................................................................3
   SECTION 202 Additional Definitions.............................................................................4

ARTICLE THREE MISCELLANEOUS PROVISIONS............................................................................4

   SECTION 301 Integral Part......................................................................................4
   SECTION 302 General Definitions................................................................................4
   SECTION 303 Adoption, Ratification and Confirmation............................................................4
   SECTION 304 Trust Indenture Act Controls.......................................................................5
   SECTION 305 Governing Law......................................................................................5
   SECTION 306 Severability.......................................................................................5
   SECTION 307 Counterpart Originals..............................................................................5
   SECTION 308 Successors.........................................................................................5
   SECTION 309 Table of Contents, Headings, etc...................................................................5
   SECTION 310 Benefit of Second Supplemental Indenture...........................................................5
   SECTION 311 Acceptance by Trustee..............................................................................6
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         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 26, 2002, among
Weatherford International, Inc., a Delaware corporation (the "Company"),
Weatherford International Ltd., a Bermuda exempted company ("Parent"), and
JPMorgan Chase Bank (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company, formerly known as EVI, Inc., has heretofore executed and delivered to the Trustee an Indenture (the "Base Indenture"), dated as of October 15, 1997, as supplemented by the First Supplemental Indenture thereto (the "First Supplemental Indenture"), dated as of October 28, 1997 (the Base Indenture, as so supplemented, is referred to herein as the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Debentures (as said term is defined therein); and

         WHEREAS, the Company has, in accordance with the First Supplemental Indenture, previously issued $402,500,000 aggregate original principal amount of its 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Convertible Debentures"); and

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of May 8, 2002 (the "Merger Agreement") among Parent, Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company and an indirect, wholly owned subsidiary of Parent, Weatherford Merger Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("Sub"), and the Company, Sub has agreed to merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger, following which the Company will be an indirect, wholly owned subsidiary of Parent;

         WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of the Company ("Company Common Stock") shall be converted into the right to receive one validly issued, fully paid and nonassessable common share of Parent ("Parent Common Shares");

         WHEREAS, pursuant to Section 14.9 of the Base Indenture and Section 6.4 of the First Supplemental Indenture, as a result of the Merger, the Company is required to execute and deliver to the Trustee a supplemental indenture providing (i) that the Convertible Debentures shall be convertible into Parent Common Shares and (ii) for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Indenture and the Convertible Debentures;

         WHEREAS, in connection with such Merger, the Parent has determined that it will be in the best interests of and beneficial to the Parent to enter into, and is effective as of the date hereof entering into, that certain Convertible Debenture Guarantee Agreement for the purpose of providing a guarantee of the Convertible Debentures; and

         WHEREAS, Section 9.1(h) of the Base Indenture permits the execution of supplemental indentures without the consent of any Holders to make provision with respect to the conversion rights of Holders pursuant to the requirements of
Article XIV of the Base Indenture, including providing for the conversion of the Debentures into any security or property other than Company Common Stock; and


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         WHEREAS, Sections 9.1(b) and 9.1(c) of the Base Indenture permit the execution of supplemental indentures without the consent of any Holders to add any additional Events of Default with respect to, and to add to the covenants of the Company for the benefit of, all or any series of Debentures; and

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to supplement and amend the Indenture in certain respects; and

         WHEREAS, all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Company and the Parent, in accordance with its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company, the Parent and the Trustee mutually covenant and agree as follows:

                                   ARTICLE ONE

                                CONVERSION RIGHTS

         SECTION 101 Conversion Rights.

         The Company and Parent hereby agree in accordance with Section 14.9 of the Base Indenture and Section 6.4 of the First Supplemental Indenture that the holder of each Convertible Debenture outstanding at the effective time of the Merger shall have the right to convert such Convertible Debenture into the number of Parent Common Shares equal to the number of shares of Company Common Stock which would have been deliverable upon conversion of such Convertible Debenture immediately prior to the effective time of the Merger. Parent hereby agrees in accordance with Section 14.9 of the Base Indenture and Section 6.4 of the First Supplemental Indenture to issue and deliver certificates evidencing such shares and make any subsequent adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Debentures and, to the extent relevant thereto, Article XIV of the Base Indenture and Article VI of the First Supplemental Indenture, and for such purpose (a) from and after the effective time of the Merger all references in
Article XIV of the Base Indenture and Article VI of the First Supplemental Indenture to "Common Stock of the Company" or "Common Stock", or to actions taken by or in respect of the Company (in respect of the Common Stock or otherwise) that require adjustment of the number of shares of such Common Stock issuable upon conversion of Convertible Debentures and/or the Conversion Price, or change of the securities or other property into which Convertible Debentures shall be convertible shall, insofar as the same relate to or affect the convertibility, or conversion, of Convertible Debentures, or the terms thereof, or the securities or other property into which Convertible Debentures shall be convertible, be deemed to mean and refer to Parent Common Shares or actions taken by or in respect of the Parent (in respect of the Parent Common Shares or otherwise), as the case may be, mutatis mutandis, (b) the Parent shall assume the obligations of the Company under Section 14.6, and its covenant in Section 14.8, of the Base Indenture, and (c) the references to the Company in the penultimate sentence of Section 14.10 of the Base



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Indenture, and Section 6.2(b) and the last sentence of Section 6.8, of the First
Supplemental Indenture, shall be deemed to mean and include the Parent as well as the Company.

                                   ARTICLE TWO

                          ADDITIONAL EVENTS OF DEFAULT

         SECTION 201 Additional Events of Default.

         Section 5.1 of the Indenture is hereby amended by adding the following subsections (g), (h), (i) and (j) after existing subsection (f), and redesignating existing subsection (g) as subsection (k):

         "(g) with respect to the Debentures guaranteed under the Convertible Debenture Guaranty Agreement, any default in the performance, or breach, of any covenant or warranty of the Guarantor in the Convertible Debenture Guaranty Agreement, and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company, the Guarantor and the Trustee by the Convertible Debenture Guarantee Trustee or to the Company, the Guarantor, the Trustee and the Convertible Debenture Guarantee Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (h) with respect to the Debentures guaranteed under the Convertible Debenture Guaranty Agreement, the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, whether domestic or foreign, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor or of any substantial part of the property of the Guarantor, or ordering the winding up or liquidation of its affairs, and the continuation of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (i) with respect to the Debentures guaranteed under the Convertible Debenture Guaranty Agreement, the commencement by the Guarantor of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, whether domestic or foreign, or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, whether domestic or foreign, or the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable law, whether domestic or foreign, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of the property of the Guarantor, or the making by the Guarantor of an assignment for the benefit of creditors; or



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         (j) with respect to the Debentures guaranteed under the Convertible
Debenture Guaranty Agreement, the Guarantee in respect of the Debentures of that series ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of such Guarantee) or the Guarantor denies or disaffirms its obligations under such Guarantee; or"

         SECTION 202 Additional Definitions.

Section 1.1 of the Indenture is hereby amended to include certain definitions of terms used in the additional Events of Default described in Section 201 of this Second Supplemental Indenture by inserting in their appropriate alphabetical positions, the following additional definitions:

         "'Convertible Debenture Guarantee Agreement' shall mean that certain Convertible Debenture Guarantee Agreement between the Guarantor and the Convertible Debenture Guarantee Trustee dated as of June 26, 2002, as amended from time to time."

         "'Convertible Debenture Guarantee Trustee' shall mean JPMorgan Chase Bank, as trustee under the Convertible Debenture Guarantee Agreement, until a successor Person shall have become such pursuant to the applicable provisions of the Convertible Debenture Guarantee Agreement, and thereafter 'Convertible Debenture Guarantee Trustee' shall mean such successor Person."

         "'Guarantee' shall mean the unconditional guarantee of the Convertible Debentures under the Convertible Debenture Guarantee Agreement by the Guarantor."

         "'Guarantor' shall mean Weatherford International Ltd., a Bermuda exempted company, until a successor Person shall have become such pursuant to the applicable provisions of the Convertible Debenture Guarantee Agreement, and thereafter 'Guarantor' shall mean such successor Person."

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 301 Integral Part.

         This Second Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 302 General Definitions.

         For all purposes of this Second Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         SECTION 303 Adoption, Ratification and Confirmation.

         The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein



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provided. The provisions of this Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

         SECTION 304 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

         SECTION 305 Governing Law.

         THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 306 Severability.

         In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

         SECTION 307 Counterpart Originals.

         The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 308 Successors.

         All agreements of the Company or the Parent in this Second Supplemental Indenture shall bind its respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

         SECTION 309 Table of Contents, Headings, etc.

         The table of contents, cross-reference table and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 310 Benefit of Second Supplemental Indenture.

         Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.


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         SECTION 311 Acceptance by Trustee.

         The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Second Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.



                              WEATHERFORD INTERNATIONAL, INC.


                              By:      /s/ BURT M. MARTIN
                                       -----------------------------------------
                                       Name: Burt M. Martin
                                       Title: Senior Vice President


                              WEATHERFORD INTERNATIONAL LTD.


                              By:      /s/ BURT M. MARTIN
                                       -----------------------------------------
                                       Name: Burt M. Martin
                                       Title: Director


                              JPMORGAN CHASE BANK


                              By:      /s/ W.B. DODGE
                                       -----------------------------------------
                                       Name:  W.B. Dodge
                                       Title:  Vice President




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